Exhibit 23.1

Assentsure PAC
UEN – 201816648N
180B Bencoolen Street #03-01
The Bencoolen Singapore 189648
http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated June 9, 2025 in the Registration Statement on Form F-1, under the Securities Act of 1933, as amended, with respect to the consolidated balance sheets of SMJ International Holdings Inc. and its subsidiaries (collectively referred to as the “Company”) as of March 31, 2025 and 2024, the related consolidated statements of operation and comprehensive income, consolidated statements of changes in shareholders’ equity, and consolidated statements of cash flows for each of the two years in the period ended March 31, 2025, and the related notes (collectively referred to as the “financial statements”). We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

We have served as the Company’s auditor since 2024.

Singapore

September 5, 2025

PCAOB ID Number 6783